Exhibit 4.1

AMDOCS LIMITED

INDENTURE

Dated as of June 24, 2020

THE BANK OF NEW YORK MELLON

Trustee

i

Amdocs Limited

Reconciliation and tie between Trust Indenture Act of 1939 and

Indenture dated as of June 24, 2020

TIA Provision	Indenture Section
§ 310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.10
(b)	7.10
§ 311(a)	7.11
(b)	7.11
§ 312(a)	2.06
(b)	10.03
(c)	10.03
§ 313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)(1)	7.06
(d)	7.06
§ 314(a)	4.02, 10.05
(b)	Not Applicable
(c)(1)	10.04
(c)(2)	10.04
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	10.05
(f)	Not Applicable
§ 315(a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.14
§ 316(a)	2.10
(a)(1)(A)	6.12
(a)(1)(B)	6.13
(b)	6.08
§ 317(a)(1)	6.03
(a)(2)	6.04
(b)	2.05
§ 318(a)	10.01

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

Indenture dated as of June 24, 2020 between Amdocs Limited, a non-cellular company incorporated in Guernsey (registration number 19528) (the “Company”), and The Bank of New York Mellon, a corporation organized under the laws of the State of New York authorized to conduct a banking business, as Trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities issued under this Indenture.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions. The following terms have the meanings assigned below unless provided otherwise in respect of any Series of Securities pursuant to a Board Resolution and an Officers’ Certificate or a supplemental indenture.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.

“Agent” means any Registrar, Paying Agent, transfer agent or other agent appointed pursuant to this Indenture.

“Board of Directors” means the board of directors of the Company or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Officer of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

“Business Day” means, with respect to any Series of Securities (except as otherwise provided pursuant to Section 2.02 with respect to such Series of Securities), any calendar day that is not a Saturday, Sunday or a day on which commercial banking institutions are not required to be open for business in The City of New York, New York.

“Capital Stock” means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) in the equity of such person.

“Company” means the party named as such in the preamble hereto until a successor replaces it and thereafter means the successor.

“Company Order” means a written order signed in the name of the Company by one Officer, who must be the Chairman of the Board of Directors, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Chief Accounting

Officer, Chief Legal Officer, General Counsel, any Executive Vice President, any Senior Vice President, any other Vice President (whether or not designated by a word or words added before or after the title “Vice President”), General Counsel, Secretary, Assistant Secretary, Treasurer or any Assistant Treasurer of the Company.

“Company Request” means a written request signed in the name of the Company by an Officer and delivered to the Trustee.

“Corporate Trust Office” means the office or offices of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 240 Greenwich Street 7E, New York, New York 10286, or such other office as the Trustee may designate from time to time by notice to the Company.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depositary for such Series by the Company from time to time; and if at any time there is more than one such person, “Depositary” as used with respect to the Securities of any Series shall mean the Depositary with respect to the Securities of such Series.

“Discount Security” means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon acceleration of the maturity thereof pursuant to Section 6.02.

“Dollars” and “$” means the currency of The United States of America.

“Euros” and “€” means the single currency of participating member states of the economic and monetary union as contemplated in the Treaty on European Union.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto, in each case as amended or supplemented from time to time.

“Foreign Currency” means any currency, composite currency or currency unit issued by a government or governments other than the government of The United States of America including, without limitation, the Euro.

“Foreign Government Obligations” means, with respect to Securities of any Series that are denominated in a Foreign Currency, (a) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (b) obligations of a person controlled or supervised by or acting as an agency or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case under clauses (a) or (b), are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Foreign

Government Obligation or a specific payment of interest on or principal of or other amount payable with respect to any such Foreign Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Foreign Government Obligation or the specific payment of interest on or principal of or other amount payable with respect to the Foreign Government Obligation evidenced by such depository receipt.

“GAAP” means accounting principles generally accepted in the United States of America, as in effect from time to time.

“Global Security” or “Global Securities” means a Security or Securities, as the case may be, in global form evidencing all or part of a Series of Securities and registered in the name of a Depositary or its nominee.

“Holder” or “Securityholder” means any person in whose name a Security is registered.

“Indenture” means this Indenture as amended or supplemented from time to time and shall include the form and terms of particular Series of Securities established as contemplated hereunder.

“interest” means, with respect to any Discount Security which by its terms bears interest only after Maturity, any installment of interest on such Security; and, when used with respect to any Security, shall be deemed to mean “interest, if any” on such Security unless otherwise expressly stated or the context otherwise requires.

“Lien” means any mortgage, security interest, pledge, lien, charge or other similar encumbrance.

“Maturity,” when used with respect to any Security, means any date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Officer” means the Chairman of the Board of Directors, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, Chief Legal Officer, General Counsel, any Executive Vice President, any Senior Vice President, any other Vice-President (whether or not designated by a word or words added before or after the title “Vice President”), Treasurer, Controller, Secretary, any Assistant Treasurer, any Assistant Controller or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers, one of whom must be the Chairman of the Board of Directors, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, Chief Legal Officer, General Counsel, any Executive Vice President, any Senior Vice President, any other Vice President (whether or not designated by a word or words added before or after the title “Vice President”) or Treasurer of the Company.

“Opinion of Counsel” means a written opinion of legal counsel who is acceptable to the Trustee, which opinion may be subject to customary exceptions, qualifications and limitations and, without limitation to the foregoing, may rely on certificates of officers of the Company or any of its subsidiaries or public officials. The counsel may be an employee of or counsel to the Company.

“person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or any other entity, including any government or any agency or political subdivision thereof.

“Physical Security” means a certificated Security which is not a Global Security.

“principal” of a Security means the principal of the Security plus, when appropriate, the premium, if any, on the Security.

“Responsible Officer” means when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, and who shall have direct responsibility for the administration of this Indenture.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“Securities” means any bonds, debentures, notes or other debt instruments of the Company of any Series authenticated and delivered under this Indenture.

“Series” or “Series of Securities” means any series of bonds, debentures, notes or other debt instruments of the Company created pursuant to Section 2.02 hereof.

“State” means any of the States of the United States of America.

“Stated Maturity” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date established by or pursuant to this Indenture or specified or determined as provided in such Security as the fixed date on which the principal of such Security or such installment of principal or interest, as the case may be, is due and payable.

“Subsidiary” means, with respect to any specified person and at any time, any corporation, partnership, limited liability company or other entity more than 50% of whose total Voting Stock then outstanding (measured by voting power rather than number of shares) is at such time owned (and, in the case of a partnership, more than

50% of whose total general partnership interests then outstanding is at such time owned), directly or indirectly, by such specified person and/or one or more other Subsidiaries of such specified person and, in the case of an entity other than a corporation or a partnership, such specified person has the power to direct, directly or indirectly, the policies, management and affairs of such entity.

“TIA” means the Trust Indenture Act of 1939, as amended, as in effect as of the date of this Indenture, except as provided in Section 9.04.

“Trustee” means the person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each person who is then a Trustee hereunder, and if at any time there is more than one such person, “Trustee” as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series.

“U.S. Government Obligations” means securities which are (a) direct obligations of The United States of America for the payment of which its full faith and credit is pledged or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of The United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by The United States of America, and which, in the case of clauses (a) and (b), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of or other amount payable with respect to any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of or other amount payable with respect to the U.S. Government Obligation evidenced by such depository receipt.

“Voting Stock” means, with respect to any person, any Capital Stock of such person that is normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees (or other individuals performing similar functions), as applicable, of such person.

Section 1.02. Other Definitions.

Term	Section
Authorized Agent	10.11
Bankruptcy Law	6.01
covenant defeasance	8.04
Custodian	6.01
EDGAR	4.02
Event of Default	6.01

Term	Section
legal defeasance	8.03
mandatory sinking fund payment	11.1
Market Exchange Rate	10.17
Paying Agent	2.04
Registrar	2.04
Specified Courts	10.10
successor person	5.01

Section 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“default” means an Event of Default.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

Section 1.04. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) provisions apply to successive events and transactions; and

(f) unless otherwise provided in this Indenture or in any Security, the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Security or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

ARTICLE 2

THE SECURITIES

Section 2.01. Issuable in Series. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth or determined pursuant to or in the manner provided in a Board Resolution (or pursuant to authority granted under a Board Resolution) and Officers’ Certificate or supplemental indenture. In the case of Securities of a Series to be issued from time to time, the Board Resolution (or pursuant to authority granted under a Board Resolution) and Officers’ Certificate or supplemental indenture may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series, and Securities within any Series may differ from any or all other Securities of such Series, in respect of any matters, provided that, subject to any subordination provisions applicable to the Securities of any Series pursuant to Section 2.02, all Series of Securities shall be equally and ratably entitled to the benefits of this Indenture.

Section 2.02. Establishment of Form and Terms of Series of Securities. The Securities of each Series shall be in such form or forms as may be set forth or determined pursuant to or in a manner provided in a Board Resolution (or pursuant to authority granted under a Board Resolution) and an Officers’ Certificate or supplemental indenture. At or prior to the issuance of any Securities within a Series, the title of the Securities of such Series shall be established pursuant to Subsection (a), and the terms of such Securities shall be established, (either as to any Securities within the Series or as to the Series generally) pursuant to Subsections (b) through (u), by or pursuant to a Board Resolution, and set forth or determined pursuant to or in the manner provided in a Board Resolution and an Officers’ Certificate or supplemental indenture, which terms shall include, without limitation and to the extent applicable with respect to Securities of such Series, the following:

(a) the title of such Series (which shall distinguish such Securities of that particular Series from the Securities of any other Series);

(b) any limit upon the aggregate principal amount of the Securities of such Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.07, 2.08, 2.11, 3.07 or 9.06 or, in the case of Securities of a Series that the Company may be required to repurchase at the option of the Holders thereof, Securities authenticated and delivered in exchange for other Securities of the same Series that were repurchased in part);

(c) the date or dates on which the principal of the Securities of such Series is payable;

(d) if applicable, the rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Securities of such Series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall be payable and any regular record date for the interest payable on any interest payment date;

(e) the right, if any, to defer payment of interest and the length of any deferral period;

(f) if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of such Series may be redeemed, in whole or in part, at the option of the Company;

(g) if applicable, the obligation, if any, of the Company to redeem or repurchase the Securities of such Series pursuant to any sinking fund or analogous provisions or at the option of the Holders thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of such Series shall be redeemed or repurchased, in whole or in part, pursuant to such obligation;

(h) if other than minimum denominations of $2,000 in principal amount and any integral multiple of $1,000 in principal amount in excess thereof, the denominations in which the Securities of such Series shall be issuable;

(i) whether any or all of the Securities of such Series are to be issued in the form of one or more Global Securities and, if so, the initial Depositary with respect to such Global Securities;

(j) if other than the principal amount thereof, the portion of the principal amount of the Securities of such Series that shall be payable upon acceleration of the maturity thereof pursuant to Section 6.02;

(k) if other than Dollars, the currency of denomination of the Securities of such Series, which may be any Foreign Currency;

(l) if other than Dollars, the designation of the currency, currencies or currency units in which payment of the principal of and interest, if any, on the Securities of such Series will be made;

(m) if payments of principal of or interest, if any, on the Securities of such Series are to be made in one or more currencies, composite currencies or currency units other than that or those in which such Securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

(n) if applicable, the manner in which the amounts of payment of principal of and interest, if any, on the Securities of such Series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or other index;

(o) the provisions, if any, relating to any security for or guarantees of the Securities of such Series;

(p) any additions to, deletions of or changes in the Events of Default which apply to any Securities of such Series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.02 and any change in the circumstances under which the Securities of such Series shall become due and payable automatically pursuant to Section 6.02;

(q) any additions to, deletions of or changes in the covenants which apply to Securities of such Series;

(r) any other terms of the Securities of such Series (which may supplement, modify or delete any provision of this Indenture insofar as it applies to such Series);

(s) if the Securities of such Series will be convertible into or exchangeable for shares of common stock, preferred stock or other securities of the Company or any other person, the terms and conditions upon which such Securities will be so convertible or exchangeable, including, if applicable, the conversion or exchange price or rate, how such price or rate will be calculated and may be adjusted, any mandatory or optional (at the Company’s option or at the option of the Holders thereof) conversion or exchange features, and the applicable conversion or exchange period;

(t) if the Securities of such Series will not be senior Securities, whether the Securities of such Series will be senior subordinated, subordinated or junior subordinated debt securities (or will have some other subordinated ranking) and, in that case, a description of the subordination terms thereof; and

(u) if applicable, any interest rate calculation agents, exchange rate calculation agents or other agents with respect to the Securities of such Series if the trustee, paying agent or registrar of that Series is other than the Trustee initially named in this Indenture or any successor thereto, the trustee, paying agent or registrar of that Series.

All Securities of any one Series need not be issued at the same time and may be issued from time to time, if so provided by or pursuant to a Board Resolution and Officers’ Certificate or supplemental indenture hereto referred to above. Unless otherwise provided in a Board Resolution and Officers’ Certificate or supplemental indenture, a Series may be reopened, from time to time, without the consent of the Holders of such Series, to issue additional Securities of such Series, having the same ranking and the same interest rate, maturity and other terms as the Securities of such Series, except for the public offering price, the issue date and, if applicable, the initial interest payment date and initial interest accrual date. Any such additional Securities, together with the initial Securities of such Series, shall constitute a single Series of Securities under this Indenture; provided that if the additional Securities are not fungible for U.S. federal income tax purposes with the initial Securities of such Series, the additional Securities shall be issued under a separate CUSIP, ISIN or other identifying number, as applicable. No additional Securities may be issued if an Event of Default has occurred and is continuing with respect to the Series of Securities of which such additional Securities would be a part.

Section 2.03. Execution and Authentication. One Officer shall sign the Securities for the Company by manual, facsimile or other electronic signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual, facsimile or other electronic signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in (or in a principal amount not to exceed the principal amount provided in) a Board Resolution and an Officers’ Certificate or supplemental indenture hereto, upon receipt by the Trustee of a Company Order. If all the Securities of any one Series are not to be originally issued at one time and if a Board Resolution and an Officers’ Certificate or a supplemental indenture hereto shall so permit, such Company Order may set forth the procedures for the issuance and authentication of such Securities. Each Security shall be dated the date of its authentication unless otherwise provided by a Board Resolution and an Officers’ Certificate or a supplemental indenture hereto.

The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution and Officers’ Certificate or supplemental indenture hereto delivered pursuant to Section 2.02, except as provided in such Section 2.02 or Sections 2.08 and 2.09.

In addition to a Company Order, prior to the issuance of Securities of any Series, the Trustee shall have received and (subject to Section 7.01), in authenticating such Securities, shall be fully protected in relying on: (a) the Board Resolution and Officers’ Certificate or supplemental indenture hereto establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series, (b) an Officers’ Certificate complying with Section 10.04, and (c) an Opinion of Counsel complying with Section 10.04.

Notwithstanding the provisions of Section 2.02 and the preceding paragraph, if all the Securities of a Series are not to be originally issued at one time, it shall not be necessary to deliver the Board Resolution and Officers’ Certificate or supplemental indenture hereto pursuant to this Section 2.03 prior to the issuance and authentication of each Security of such Series if such documents are delivered prior to the authentication upon original issuance of the first Securities of such Series to be issued and such documents provide for the issuance of all Securities of such Series.

The Trustee shall have the right to decline to authenticate and deliver any Securities of such Series: (i) if the Trustee, being advised by counsel, determines that such action may not be taken lawfully; or (ii) if the Trustee in good faith by a Responsible Officer shall determine that such action would expose the Trustee to personal liability to Holders of any then outstanding Series of Securities. The terms of the Securities as set forth in a Board Resolution and an Officers’ Certificate or supplemental indenture shall not adversely affect the rights, duties or protections of the Trustee as set forth herein.

The Trustee may, appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by any such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.04. Registrar and Paying Agent. As long as any of the Securities of a Series remain outstanding, the Company shall designate and maintain an office or agency in the continental United States where the Securities of that Series may be presented for payment (“Paying Agent”), an office or agency where the Securities of that Series may be presented for registration of transfer and for exchange as in this Indenture provided (“Registrar”). The Company shall give to the Trustee written notice of the location of each such office or agency and of any change of location thereof. In case the Company shall fail to maintain any such office or agency, or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands for payment and registration for transfers and exchanges may be made at the Corporate Trust Office of the Trustee.

The Company hereby initially designates the office of the Trustee located at 240 Greenwich Street 7E, New York, New York 10286 as the office or agency of the Company where the Securities of each Series may be presented for payment, for registration of transfer and for exchange as in this Indenture provided.

The Registrar shall keep a register with respect to each Series of Securities and to their transfer and exchange. The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent.

The Company may change any Agent without any notice to any Holder. The Company or any of its Subsidiaries may act as Agent.

Section 2.05. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Securityholders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on such Series of Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in trust for the benefit of Securityholders of any Series of Securities all money held by it as Paying Agent.

Section 2.06. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders of each Series of Securities and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten days before each interest payment date (or such later date as may be acceptable to the Trustee) and at such other times as the Trustee may reasonably request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders of each Series of Securities.

Section 2.07. Transfer and Exchange. Where Securities of a Series are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series of like tenor and terms, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met, in accordance with this Indenture, and, if applicable, any Board Resolution and an Officers’ Certificate or supplemental indenture hereto. To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities upon Company Order. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted in this Indenture, any Security or any Board Resolution and Officers’ Certificate or supplemental indenture), but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (other than any such tax or other governmental charge payable upon exchanges pursuant to Sections 2.11, 3.07 or 9.06).

Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Securities of any Series during the period beginning at the opening of business fifteen days immediately preceding the sending of a notice of redemption of the Securities of that Series selected for redemption and ending at the close of business on the day such notice is delivered, or (b) to register the transfer of or exchange Securities (or portions thereof) of any Series selected, called or being called for redemption, or, if applicable, surrendered for repurchase by the Company at the option of the Holders, except any portion thereof not so selected, called, being called or surrendered.

Section 2.08. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee upon receipt of a Company Order shall authenticate and deliver in exchange therefor a new Security of the same Series and of like tenor, terms and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Security and (b) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon receipt of a Company Order, the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same Series and of like tenor, terms and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and its counsel) connected therewith.

Every new Security of any Series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately, subject to any subordination provisions applicable to the Securities of any Series pursuant to Section 2.02, with any and all other Securities of that Series duly issued hereunder.

To the extent lawful, the provisions of this Section are exclusive and shall preclude all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.09. Outstanding Securities. Subject to Section 2.10, the Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the principal amount of a Global Security recorded by the Trustee or other custodian for such Global Security and those described in this Section as not outstanding.

If a destroyed, lost or stolen Security is replaced pursuant to Section 2.08, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds on the Maturity of Securities of a Series money sufficient to pay the principal of and/or interest on such Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

If any Security is converted into or exchanged for common stock or other securities as contemplated by this Indenture and the terms of such Security, such Security ceases to be outstanding on the date of such conversion or exchange, as the case may be.

A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

In determining whether the Holders of the requisite aggregate principal amount of outstanding Securities or outstanding Securities of a Series have concurred in or given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder or in respect of such Securities, the principal amount of a Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 6.02.

Section 2.10. Treasury Securities. In determining whether the Holders of the requisite principal amount of outstanding Securities or outstanding Securities of a Series have concurred in or given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder or in respect of such Securities, Securities owned by the Company or any Affiliate of the Company shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.11. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a Company Order. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee upon receipt of a Company Order shall authenticate definitive Securities of the same Series, principal amount, tenor and terms in exchange for temporary Securities. Until so exchanged, temporary Securities shall have the same rights under this Indenture as the definitive Securities.

Section 2.12. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. Each Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, replacement or cancellation (subject to any record retention requirement of the Exchange Act) and deliver a certificate of such cancellation to the Company upon its written request. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

Section 2.13. Payment of Interest; Computation of Interest. Except as otherwise provided as contemplated by Section 2.02 with respect to any Series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date for such Security shall be paid to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest payment date.

Except as otherwise specified as contemplated by Section 2.02 for Securities of any Series, interest on the Securities of each Series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.14. Defaulted Interest. If the Company defaults in a payment of interest on a Series of Securities, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are Securityholders of the Series at the close of business on a subsequent special record date. The Company shall fix the special record date and payment date. At least 10 days before the special record date, the Company shall give written notice to the Trustee and to each Securityholder of the Series of the special record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.

Section 2.15. Global Securities.

(a) Terms of Securities. A Board Resolution and an Officers’ Certificate or a supplemental indenture hereto may establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more temporary or permanent Global Securities and the Depositary for such Global Security or Securities.

(b) Transfer and Exchange. Unless otherwise specified pursuant to Section 2.02 with respect to the Securities of any Series, the Global Securities of any Series shall be exchangeable pursuant to Section 2.07 of this Indenture for Physical Securities of such Series in an equal aggregate principal amount and of like tenor and terms registered in the names of Holders other than the Depositary for such Global Securities or its nominee only if (i) the Company receives notice from such Depositary that it is unwilling or unable to continue as Depositary for the Global Securities of such Series or if such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary for the Global Securities of such Series registered as a clearing agency under the Exchange Act within 90 days after the date the Company receives such notice or learns that such Depositary has ceased to be so registered, (ii) the Company, in its sole discretion, determines that the Global Securities of such Series shall be exchanged (in whole but not in part) for Physical Securities of such Series and delivers to the Trustee an Officers’ Certificate to such effect, or (iii) an Event of Default with respect to the Securities of such Series shall have occurred and shall be continuing and such beneficial owner requests that beneficial interests in the Global Securities be issued in the form of Physical Securities. Any Global Security of a Series that is exchangeable pursuant to the preceding sentence shall be exchangeable for Physical Securities of the same Series registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security of such Series being exchanged and with like tenor and terms. The Trustee, upon receipt of a Company Order, shall authenticate and make available for delivery, in exchange for a Global Security or any portion thereof being exchanged for Physical Securities, a like aggregate principal amount of Physical Securities of the same Series of authorized denominations and of like tenor and terms as the Global Security or portion thereof to be exchanged, subject, however, to the provisions of the second paragraph of Section 2.07 of this Indenture. Promptly following any such exchange in part, such Global Security shall, at the option of the Company, either be returned by the Trustee to such Depositary (or its custodian) and the Trustee shall endorse such Global Security to reflect the decrease in the principal amount thereof resulting from such exchange or such Global Security shall be exchanged for another Global Security in a principal amount reflecting the decrease in such principal amount resulting from such exchange. If a Physical Security is issued in exchange for any portion of a Global Security after the close of business on (A) any record date for such Security and before the opening of business on the next interest payment date for such Security, or (B) any special record date for such Security and before the opening of business on the related proposed date for payment of interest or defaulted interest thereon, as the case may be, interest shall not be payable on such interest payment date or proposed date for payment, as the case may be, in respect of such Physical Security, but shall be payable on such interest payment date or proposed date for payment, as the case may be, only to the person to whom interest in respect of such portion of such Global Security shall be payable in accordance with the provisions of this Indenture and such Security.

(c) Legend. Any Global Security issued hereunder shall bear such legend as the Company may deem appropriate or as the Depositary may require.

(d) Acts of Holders. The Depositary, as a Holder, may appoint agents, grant proxies and otherwise authorize participants in its book-entry system and others to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

(e) Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.02, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof.

(f) No Responsibility for Global Securities or Securities Laws. None of the Company, the Trustee, any Agent or any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Neither the Trustee nor any agent of the Company or the Trustee (including any Agent) shall have any responsibility or obligation to any Depositary participant or any other person with respect to the accuracy of the records of the Depositary (or its nominee) or of any participant in the Depositary or any other person, with respect to any ownership interest in the Securities or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to the Securities. The Trustee and any agent of the Company or the Trustee (including any Agent) may rely (and shall be fully protected in relying) upon information furnished by the Depositary with respect to the Depositary participants and any beneficial owners in the Securities. Furthermore, notwithstanding anything herein to the contrary, neither the Trustee nor any Agent shall have any obligations or duties to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or owners of beneficial interests in any Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, this Indenture, and to examine the same to determine material compliance as to form with the express requirements hereof.

Section 2.16. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, any Agent or any of their respective agents may treat the person in whose name such Security is registered in the register maintained by the Registrar for the Securities of such Series as the owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not any payment with respect to such Security shall be overdue, and neither the Company, the Trustee, any Agent or any of their respective agents shall be affected by notice to the contrary.

Section 2.17. CUSIP and ISIN Numbers. The Company in issuing the Securities may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or “ISIN” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

ARTICLE 3

REDEMPTION

Section 3.01. Applicability of Article. If provision is made for redemption of Securities of any Series before their Stated Maturity pursuant to Section 2.02, then the Securities of such Series shall be redeemable in accordance with their terms and, except as otherwise specified as contemplated in Section 2.02, in accordance with this Article 3.

Section 3.02. Notice to Trustee. The Company may, with respect to any Series of Securities, have the option to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Securities or pursuant to Section 2.02. If a Series of Securities is redeemable and the Company wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee of the redemption date and the principal amount of Series of Securities to be redeemed. The Company shall give the notice at least 10 days before the date notice of redemption is deliverable to the Holders (or such shorter notice as may be acceptable to the Trustee).

Section 3.03. Selection of Securities to be Redeemed. Unless otherwise provided for a particular Series pursuant to Section 2.02, if less than all the Securities of a Series are to be redeemed, then, in the case of Securities of such Series evidenced by one or more Global Securities, the Securities of such Series (or portions thereof) to be redeemed shall be selected in accordance with the procedures of the Depositary and, in the case of Securities of such Series evidenced by Physical Securities, the Trustee shall select the Securities of the Series (or portions thereof) to be redeemed by lot, on a pro-rata basis or by another method that the Trustee deems fair and appropriate, and, in each case, the Securities of such Series (or portions thereof) to be redeemed shall be selected from Securities of the Series outstanding not previously called for redemption. Unless otherwise provided for a particular Series pursuant to Section 2.02, Securities of the Series may be selected for redemption in whole or in part in a minimum denomination of $2,000 in principal amount and integral multiples of $1,000 in principal amount in excess thereof, provided that the remaining principal amount of any Security redeemed in part shall be an authorized denomination. Provisions of this Indenture that apply to Securities of a Series called for redemption also apply to portions of Securities of that Series called for redemption. In the event that all of the Securities of any Series do not have the same tenor or other terms, then the Company may specify, by Company Order delivered to the Trustee that the selection of Securities to be redeemed shall be made from Securities of such Series having the same tenor or other terms.

Section 3.04. Notice of Redemption. Unless otherwise provided for a particular Series pursuant to Section 2.02, at least 10 days but not more than 60 days before a redemption date, the Company shall give written notice of redemption to each Holder whose Securities are to be redeemed, with a copy to the Trustee in accordance with Section 10.02.

The notice shall identify the Securities of the Series to be redeemed and (except, in the case of Global Securities, as may otherwise be required by the procedures of the applicable Depositary) shall state:

(a) the redemption date and, if provided for a particular Series pursuant to Section 2.02, any conditions precedent to such redemption;

(b) the redemption price;

(c) the name and address of the Paying Agent;

(d) that Securities of the Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(e) that on the redemption date, the redemption price will become due and payable upon each such Security to be redeemed and that interest on Securities of the Series or portions thereof called for redemption ceases to accrue on and after the redemption date unless the Company defaults in the payment of the redemption price;

(f) if less than all the outstanding Securities of any Series are to be redeemed (unless all the Securities of such Series of a specified tenor and terms are to be redeemed), the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;

(g) the CUSIP number, if any; and

(h) any other information as may be required by the terms of the particular Series or the Securities of a Series being redeemed.

At the Company’s written request, the Trustee shall give the notice of redemption which shall be prepared by the Company in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 10 days (unless a shorter time shall be acceptable to the Trustee) prior to the notice date.

Section 3.05. Effect of Notice of Redemption. Once notice of redemption is sent or given as provided in Section 3.04 and, if provided for a particular Series pursuant to Section 2.02, subject to the satisfaction of any conditions set forth therein, Securities of a Series or portions thereof called for redemption become due and payable on the redemption date and at the redemption price and, unless the Company defaults in the payment of such redemption price, on and after that redemption date interest shall cease to accrue on the Securities of such Series and portions thereof called for redemption. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued and unpaid interest to, but not including, the redemption date; provided that, unless otherwise provided pursuant to Section 2.02, installments of interest whose Stated Maturity is on or prior to the redemption date shall be payable to the Holders of such Securities (or one or more predecessor Securities) registered as such at the close of business on the relevant record date therefor according to their terms and the terms of this Indenture.

Section 3.06. Deposit of Redemption Price. On or before 11:00 a.m., New York City time, on the Business Day preceding each redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest, if any, on all Securities to be redeemed on that date.

Section 3.07. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate (or cause to be delivered by book-entry transfer) for the Holder a new Security of the same Series and the same tenor and terms equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Principal and Interest. The Company covenants and agrees, for the benefit of the Holders of each Series of Securities, that it will duly and punctually pay the principal of and interest, if any, on the Securities of that Series in accordance with the terms of such Securities and this Indenture.

Section 4.02. SEC Reports. The Company covenants and agrees, for the benefit of the Holders of the Securities of each Series, to provide (which delivery may be via electronic mail) to the Trustee within 15 days, after the Company files the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to TIA § 314; provided, however, the Company shall not be required to deliver to the Trustee any materials for which the Company has sought and received confidential treatment by the SEC; and provided further, annual reports, information, documents and reports that are filed or furnished by the Company with the SEC via the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system or any successor electronic delivery procedure will be deemed to be filed with the Trustee at the time such documents are filed via the EDGAR system or such successor procedure for purposes of this Section 4.02 without any further action required by the Company. The Company also shall comply with the other provisions of TIA § 314(a). For the avoidance of doubt, nothing in this Section 4.02 shall require the Company to file any annual reports or information, documents or other reports with the SEC and, without limitation to the foregoing and anything in this Indenture to the contrary notwithstanding, any failure by the Company to file any annual reports, information, documents or other reports with the SEC within the time periods prescribed therefor by the SEC, or at all, shall not be deemed a breach of this Section 4.02. Delivery of such information, documents and reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall have no liability whatsoever to determine whether any financial information has been filed or posted on the EDGAR system (or any successor electronic delivery procedure) or have any duty to monitor or determine whether the

Company has delivered the reports described under this Section 4.02 or otherwise complied with its obligation under this Section 4.02. If the Company shall fail to provide any annual report, information, document or other report (or any portion thereof) to the Trustee by the date, or otherwise in the manner, required by this Section 4.02, but the Company thereafter provides such annual report, information, document or other report (or such portion thereof), as the case may be, to the Trustee, then any default, Default or Event of Default resulting from the failure to provide such annual report, information, document or other report (or portion thereof) to the Trustee shall be deemed to have been cured.

Section 4.03. Compliance Certificate. The Company covenants and agrees, for the benefit of the Holders of the Securities of each Series, that, it will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (ending September 30), an Officers’ Certificate (one of the signers of which shall include the Company’s Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer) stating whether or not, to the knowledge of the signers thereof, the Company is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (without regard to notice requirements or periods of grace) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.

The Company will, so long as any of the Securities are outstanding, deliver to the Trustee promptly upon becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.04. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so), for the benefit of the Holders of Securities of each Series, that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants (to the extent it may lawfully do so) that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will (to the extent it may lawfully do so) suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.05. Existence. The Company covenants and agrees, for the benefit of the Holders of Securities of each Series, that, subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation or other legal entity, as applicable and the Company shall provide written notice to the Trustee of any change in name or formation of the Company.

ARTICLE 5

SUCCESSORS

Section 5.01. When Company May Merge, Etc. The Company covenants and agrees, for the benefit of the Holders of the Securities of each Series, that the Company shall not merge into or consolidate with, or sell, convey, transfer or otherwise dispose of all or substantially all of its assets to, any person (a “successor person”) (other than a Subsidiary), in each case, unless:

(a) either the Company is the continuing person or the successor person (if not the Company) is a corporation, limited liability company or other entity that pursuant to a supplemental indenture hereto expressly assumes all of the Company’s obligations under this Indenture and the Securities of each Series; provided that, in the event that the successor person is not a corporation, another person that is a corporation shall expressly assume, as co-obligor with that successor person, all of our obligations under this Indenture and the Securities of each Series;

(b) immediately after that merger or consolidation, or that sale, conveyance, transfer or other disposition, no Default or Event of Default has occurred and is continuing; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the merger, consolidation, sale, conveyance, transfer or other disposition and that supplemental indenture (if any) comply with this Indenture and, with respect to such Opinion of Counsel, that such supplemental indenture (if any) is authorized or permitted by this Indenture and is the legal, valid and binding obligation of such successor person.

Notwithstanding the above, any Subsidiary of the Company may consolidate with, merge into or convey, transfer or lease all or any part of its properties or assets to the Company or any of the Company’s Subsidiaries. Neither an Officers’ Certificate nor an Opinion of Counsel shall be required to be delivered in connection therewith.

Section 5.02. Successor Person Substituted. Upon any merger, consolidation, sale, conveyance (other than by way of lease), transfer or other disposition, and upon any such assumption by the successor person or persons, such successor person or persons shall succeed to and be substituted for the Company, with the same effect as if it or they had been named as the Company herein and in the Securities and the Company shall be relieved of any further obligations under this Indenture and the Securities of each Series and the predecessor company may be dissolved, wound up and liquidated at any time thereafter.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default. “Event of Default,” wherever used herein with respect to Securities of any Series, means any one of the following events, unless otherwise provided as contemplated by Section 2.02:

(a) default in the payment of any installment of interest on any Security of that Series when due and payable, and the continuance of such default for a period of 30 days; or

(b) default in the payment of the principal of, or any premium on, any Security of that Series when due and payable (whether at Maturity, upon redemption, or otherwise); or

(c) failure to observe or perform any covenant or agreement in this Indenture in respect of the Securities of that Series, which failure continues for 90 days after receipt of written notice to the Company from the Trustee, or to the Company and the Trustee from the Holders of at least 25% of the outstanding aggregate principal amount of the Securities of that Series as provided herein, in each case, requiring the Company to remedy the same; or

(d) (i) a failure to make any payment at Maturity, including any applicable grace period, on any of the Company’s indebtedness (other than indebtedness which the Company owes to any of its Subsidiaries) outstanding in an amount in excess of $100 million or (ii) a default on any of the Company’s indebtedness (other than indebtedness which the Company owes to any of its Subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $100 million without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (i) or (ii) above, for a period of 30 days after written notice thereof to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in aggregate principal amount of then outstanding Securities of that Series (including any additional Securities); provided, however, that if any failure, default or acceleration referred to in clause (i) or (ii) above ceases or is cured, waived, rescinded or annulled, then the Event of Default will be deemed cured; or

(e) the Company pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

(iv) makes a general assignment for the benefit of its creditors, or

(v) admits in writing its inability generally to pay its debts as the same become due; or

(f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company in an involuntary case,

(ii) appoints a Custodian of the Company or for all or substantially all of its property, or

(iii) orders the liquidation of the Company,

and the order or decree remains unstayed and in effect for 90 days; or

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking a declaration that the Company is en désastre, or proceedings are commenced in saisie or an initial vesting is declared over the Company or over the assets of the Company, and, in any such case, such proceeding or petition shall continue undismissed for 90 days or an order or decree approving, ordering or declaring either of the foregoing shall be entered; or

(h) the Company commences any proceeding or files any petition seeking a declaration that the Company is en desastre; or

(i) any other Event of Default provided with respect to Securities of that Series, which is specified in a Board Resolution and an Officers’ Certificate or a supplemental indenture hereto, in accordance with Section 2.02.

The term “Bankruptcy Law” means title 11, U.S. Code or any similar U.S. Federal, State or Guernsey law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to Securities of any Series at the time outstanding occurs and is continuing (other than an Event of Default referred to in Section 6.01(e), (f), (g) or (h)), then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Securities of that Series may declare the principal (or, if any Securities of that Series are Discount Securities, such portion of the principal as may be specified in the terms of such Securities) of all of the Securities of that Series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal (or specified amount) shall become immediately due and payable. If an Event of Default specified in Section 6.01(e), (f), (g) or (h) occurs and is continuing with respect to the Securities of any Series, the principal (or, if any Securities of that Series are Discount Securities, such portion of the principal as may be specified in the terms of such Securities) of all outstanding Securities of such Series shall ipso facto become and be immediately due and payable without further action or notice on the part of the Trustee or any Holder of Securities of such Series.

At any time after the principal amount of all outstanding Securities of any Series shall have been so declared or otherwise become due and payable, and before a judgment or decree for payment of the money due shall have been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the outstanding Securities of that Series, by written notice to the Company and the Trustee, may rescind and annul that declaration or acceleration and its consequences if all Events of Default with respect to Securities of that Series, other than the non-payment of the principal and interest, if any, of Securities of that Series which have become due solely by such acceleration, have been cured or have been waived as provided in Section 6.13.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 6.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if

(a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days (unless the entire amount of such payment is deposited by the Company with the Trustee or with a Paying Agent prior to the expiration of such 30-day period); or

(b) default is made in the payment of principal of any Security when due and payable; or

(c) default is made in the deposit of any sinking fund payment when and as due by the terms of a Security,

then, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest and, to the extent that payment of such interest shall be permitted by law, interest on any overdue principal and any overdue interest at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to any Securities of any Series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such Series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Company (a declaration that the Company’s affairs are declared en état de désastre and/or a preliminary vesting order in saisie proceedings in Guernsey being made in respect of the Company’s realty) or any other obligor upon the Securities of any Series or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities of such Series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities of such Series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.05. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 6.06. Application of Money Collected. Any money collected by the Trustee after the occurrence and continuation of an Event of Default shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee, its agents and counsel under Section 7.07; and

Second: To the payment of the amounts then due and unpaid for principal of and interest, if any, on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest; and

Third: To the Company or such other Person as a court of competent jurisdiction directs.

Section 6.07. Limitation on Suits. No Holder of any Security of any Series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities of such Series, or for the appointment of a receiver, trustee or similar official, or for any other remedy hereunder, unless

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that Series;

(b) the Holders of at least 25% in aggregate principal amount of the outstanding Securities of that Series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 90 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 90-day period by the Holders of a majority in aggregate principal amount of the outstanding Securities of that Series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 6.08. Unconditional Right of Holders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, the right of any Holder of any Security to receive payment of the principal of, and premium or interest, if any, on such Security at the place, time, rates and in the currency expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and, in every such case, subject to any determination in such proceeding and to the extent permitted by applicable law, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.08, to the extent permitted by applicable law, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy and every right and remedy shall, to the extent permitted by applicable law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by applicable law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11. Delay or Omission Not Waiver. To the extent permitted by applicable law, no delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein and every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12. Control by Holders. The Holders of a majority in aggregate principal amount of the outstanding Securities of any Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such Series, provided that

(a) such direction shall not be in conflict with any rule of law or with this Indenture;

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction;

(c) the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability; and

(d) and the Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Section 6.13. Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the outstanding Securities of any Series may (including by consents obtained in connection with a tender offer or exchange offer for the Securities of such Series), on behalf of the Holders of all the Securities of such Series, waive any past Default hereunder with respect to the Securities of such Series and its consequences, except a Default in the payment of the principal of or interest, if any, on any Security of such Series and any Default, the modification of which requires the consent of the Holders of all of the outstanding Securities of such Series (provided, however, that the Holders of a majority in aggregate principal amount of the outstanding Securities of any Series may rescind an acceleration of the Securities of that Series and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but, to the extent permitted by applicable law, no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities of any Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the respective due dates expressed in such Security.

ARTICLE 7

TRUSTEE

Section 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions that are provided to the Trustee and conform to the requirements of this Indenture; provided, however, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) This paragraph does not limit the effect of paragraph (b) of this Section.

(ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Responsible Officer was negligent in ascertaining the pertinent facts.

(iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Securities of any Series in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Securities of any Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such Series.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section and Section 7.02.

(e) The Trustee shall not be liable for interest on (or the investment of) any money received by it except as the Trustee may agree to in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if it shall have grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

Section 7.02. Rights of Trustee. (a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel or both.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. No Depositary shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depositary. The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute negligence or willful misconduct.

(d) The Trustee may, at the expense of the Company, consult with counsel reasonably selected by it and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith reliance thereon.

(e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of Securities of any Series unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities generally or the Securities of a particular Series and this Indenture and indicates it is a “notice of default.”

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, each Agent, and each agent, custodian and other person employed to act hereunder.

(i) The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities of the relevant Series as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(j) Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the Holder of any Security shall be conclusive and binding upon future Holders of such Securities and upon any Security executed and delivered in exchange therefor or in place thereof.

(k) The Trustee shall not be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions.

(l) The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(m) Any permissive right of the Trustee to take or refrain from taking actions enumerated in this Indenture or the Securities shall not be construed as a duty.

(n) Nothing herein shall be deemed to require the Trustee to submit to the jurisdiction or venue of a non-U.S. court.

(o) The Trustee is not responsible for monitoring the performance by any third party of their duties or for their failure to perform.

(p) Nothing herein shall be construed to impose an obligation on the part of the Trustee to monitor, recalculate, evaluate or verify any report, certificate or information received from the Company or any other person (unless and except to the extent otherwise expressly set forth herein), or to monitor, verify or independently determine compliance by the Company with the terms hereof.

(q) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04. Trustee’s Disclaimer. The Trustee will not be (a) responsible for, and makes no representation as to, the validity or adequacy of this Indenture or the Securities; (b) accountable for the Company’s use of the proceeds from the Securities, or any money paid to the Company or upon the Company’s direction under any provision of this Indenture; (c) responsible for the use or application of any money received by any Paying Agent other than the Trustee; and (d) responsible for any statement or recital in this Indenture, the Securities or any other document relating to the sale of the Securities or this Indenture, other than its certificate of authentication.

Section 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing with respect to the Securities of any Series and if a Responsible Officer of the Trustee is deemed to have knowledge of such Default or Event of Default in accordance with Section 7.02(g), the Trustee shall send to each Securityholder of the Securities of that Series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a Responsible Officer of the Trustee is deemed to have actual knowledge of such Default or Event of Default, in each case unless such Default or Event of Default shall have been cured or waived; provided, that in the case of any Default of the character specified in Section 6.01(d), no such notice to Holder shall be given until at least 30 days after the occurrence thereof. Except in the case of a Default or Event of Default in payment of principal of or interest on any Security of any Series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines the withholding of such notice is in the interests of Securityholders of that Series.

Section 7.06. Reports by Trustee to Holders. Within 60 days after May 15 in each year, commencing May 15, 2021, the Trustee shall transmit by mail to all Securityholders, as their names and addresses appear on the register kept by the Registrar, a brief report dated as of such May 15, in accordance with, and to the extent required under, TIA § 313.

A copy of each report at the time of its mailing to Securityholders of any Series shall be filed with the SEC and each stock exchange on which the Securities of that Series are listed. The Company shall promptly notify the Trustee when Securities of any Series are listed on any stock exchange.

Section 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time compensation for its services as the Company and the Trustee shall from time to time agree upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by the Trustee in the performance of its duties under this Indenture, as Trustee or Agent. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith, each Agent and each of its respective agents and any authenticating agent for, and to hold each of them harmless against, any and all losses, liabilities, damages, costs, claims or expenses (including the fees and expenses of counsel) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its rights, powers or duties under this Indenture, except to the extent any such loss, liability or expense may be attributable to its own negligence or willful misconduct. The obligations of the Company under this Section 7.07 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.06, funds held in trust herewith for the benefit of the Holders of particular Series of Securities. The Trustee’s right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other liability or indebtedness of the Company. The obligation of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.07 shall extend to the officers, directors, agents and employees of the Trustee.

Anything in this Indenture to the contrary notwithstanding (including, without limitation, the first two paragraphs of this Section 7.07), the Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or by any officer, director, employee, shareholder or agent of the Trustee through negligence, willful misconduct or bad faith.

To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Securities of any Series on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on any Securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(e), (f), (g) or (h) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Section 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign with respect to the Securities of one or more Series by so notifying the Company at least 30 days (or such shorter time as the Trustee deems necessary, provided a successor Trustee is in place) prior to the date of the proposed resignation. The Holders of a majority in aggregate principal amount of the outstanding Securities of any Series may remove the Trustee with respect to that Series by so notifying the Company and the Trustee in writing. The Company may remove the Trustee with respect to Securities of one or more Series if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a Custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee with respect to the Securities of any one or more Series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least a majority in aggregate principal amount of the outstanding Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee at the Company’s expense.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the Lien provided for in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to each Series of Securities for which it is acting as Trustee under this Indenture. A successor Trustee shall give a notice of its succession to each Securityholder of each such Series. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

Section 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another person, the successor person without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee shall always have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b).

Section 7.11. Preferential Collection of Claims Against Company. The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE 8

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 8.01. Satisfaction and Discharge of Indenture. This Indenture shall upon Company Order cease to be of further effect (except as hereinafter provided in this Section 8.01) with respect to any Series of Securities specified in such Company Order, and the Trustee, at the expense of the Company, shall execute instruments acknowledging satisfaction and discharge of this Indenture, when

(a) any of the following shall have occurred:

(i) no Securities of such Series have been issued hereunder;

(ii) all Securities of such Series theretofore authenticated and delivered (other than Securities of such Series that have been destroyed, lost or stolen and that have been replaced or paid and Securities of such Series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company or any of its Subsidiaries and thereafter repaid to the Company or discharged from such trust as in this Indenture provided) have been delivered to the Trustee for cancellation; or

(iii) all such Securities not theretofore delivered to the Trustee for cancellation:

(A) have become due and payable, or

(B) will become due and payable at their Stated Maturity within one year, or

(C) have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption in the name, and at the expense, of the Company, and the Company, in the case of (A), (B) or (C) above, has irrevocably (except as provided in Sections 8.02(c) and 8.05 hereof) deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient for the purpose of paying and discharging the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable on or prior to the date of such deposit) or to the Stated Maturity or redemption date, as the case may be, provided that if the Securities of such Series are redeemable at a premium that is calculated pursuant to a formula or spread to the spread on a government security, the amount of money that the Company must irrevocably deposit or cause to be deposited will be determined using an assumed premium calculated as of the date of such deposit, as calculated by the Company in good faith, and the Company must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the premium as determined on such date;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Securities of such Series; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Securities of such Series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07, the provisions of this Section 8.01 and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Sections 2.04, 2.07, 2.08, 8.02 and 8.05 and, if the Securities of such Series have been or are to be called for redemption, Article 3 shall survive.

Section 8.02. Application of Trust Funds; Indemnification. (a) Subject to the provisions of Sections 8.02(c) and 8.05, all money deposited with the Trustee pursuant to Section 8.01, all money and U.S. Government Obligations or Foreign Government Obligations deposited with the Trustee pursuant to Section 8.03 or Section 8.04 and all money received by the Trustee in respect of U.S. Government Obligations or Foreign Government Obligations deposited with the Trustee pursuant to Section 8.03 or Section 8.04 with respect to the Securities of any Series, shall be held in trust and applied by it, in accordance with the provisions of the Securities of such Series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money and/or U.S. Government Obligations or Foreign Government Obligations have been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Section 8.03 or Section 8.04 with respect to the Securities of such Series.

(b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations or Foreign Government Obligations deposited pursuant to Sections 8.03 or 8.04 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities of such Series.

(c) The Trustee shall deliver or pay to the Company from time to time upon Company Request any U.S. Government Obligations or Foreign Government Obligations or money held by it as provided in Sections 8.03 or 8.04 which are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or Foreign Government Obligations or money were deposited or received. This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations or Foreign Government Obligations held under Section 8.03 or Section 8.04 of this Indenture.

Section 8.03. Legal Defeasance of Securities of any Series. Except in the case of any Series of Securities as to which it is expressly provided, pursuant to Section 2.02, that this Section 8.03 shall not apply to the Securities of such Series, the Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Securities of any Series on the 91st day after the date of the deposit referred to in subparagraph (d) of this Section 8.03, and the provisions of this Indenture, as it relates to such outstanding Securities of such Series, shall no longer be in effect (and the Trustee, at the expense of the Company, shall, at Company Request, execute instruments acknowledging the same (“legal defeasance”)), except as to:

(a) the rights of Holders of Securities of such Series to receive, solely from the trust funds described in subparagraph (d) of this Section 8.03, (i) payment of the principal of and each installment, if any, of principal of and interest on the outstanding Securities of such Series on the Stated Maturity of such principal or installment of principal or interest and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities of such Series on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such Series;

(b) the provisions of Sections 2.04, 2.07, 2.08, 8.02, 8.03 and 8.05 and, if the Securities of such Series have been or are to be called for redemption, Article 3; and

(c) the rights, powers, trust, indemnities and immunities of the Trustee hereunder and the obligations of the Company in connection therewith;

provided that, the following conditions shall have been satisfied:

(d) the Company shall have deposited or caused to be irrevocably deposited (except as provided in Section 8.02(c) and Section 8.05) with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of the Securities of such Series (i) in the case of Securities of such Series denominated in Dollars, cash in Dollars and/or U.S. Government Obligations, or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Obligations, in each case which through the payment of interest and principal in respect thereof in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of principal of or interest, if any, on and any mandatory sinking fund payments in respect of, the Securities of such Series, an amount in cash sufficient (which, in the case of U.S. Government Obligations and/or Foreign Government Obligations, shall be determined based on the opinion of a nationally recognized firm of independent public accountants, investment bank or consultants expressed in a written certificate delivered to the Trustee) to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund payments in respect of all the Securities of such Series on the dates such installments of interest or principal and such sinking fund payments are due or, if applicable, any redemption date specified by the Company;

(e) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material instrument or agreement relating to or evidencing indebtedness for borrowed money to which the Company is a party or by which it is bound;

(f) no Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

(g) the Company shall have delivered to the Trustee (1) a ruling received from the Internal Revenue Service, or (2) an Opinion of Counsel based upon a change in applicable U.S. federal income tax laws after the date of this Indenture, in either case to the effect that the beneficial owners of the Securities of such Series will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(h) if the deposit of money and/or U.S. Government Obligations or Foreign Government Obligations shall be sufficient to pay the principal of, interest, if any on and any mandatory sinking fund payments in respect of any or all of the outstanding Securities of such Series provided such Securities are redeemed on a particular redemption date, and if such Securities have not been called for redemption, the Company shall make arrangements reasonably satisfactory to the Trustee for the giving of notice of such redemption in the name, and at the expense of, the Company; and

(i) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, to the effect that all conditions precedent provided for relating to the legal defeasance contemplated by this Section 8.03 have been complied with.

The Company may effect legal defeasance with respect to the Securities of any Series notwithstanding that the Company may have previously effected covenant defeasance with respect to the Securities of such Series. For the avoidance of doubt and without limitation to any of the other provisions set forth in this Article 8, if the Company effects legal defeasance with respect to the Securities of any Series, payment of the Securities of such Series may not be accelerated because of an Event of Default with respect to the Securities of such Series.

Section 8.04. Covenant Defeasance. Except in the case of any Series of Securities as to which it is expressly provided, pursuant to Section 2.02, that this Section 8.04 shall not apply to the Securities of such Series, the Company shall be released from its obligations under, and may omit to comply with, any term, provision or condition set forth in Sections 4.02, 4.04, 4.05 and 5.01 with respect to the Securities of any Series as well as any additional covenants specified in a supplemental indenture, a Board Resolution or an Officers’ Certificate delivered pursuant to Section 2.02 with respect to the Securities of such Series (and the failure to comply with any such covenants shall not constitute a default, Default or Event of Default with respect to any Securities of such Series, whether such default, Default or Event of Default is specified in this Indenture or in any supplemental indenture or any Board Resolution and Officers’ Certificate delivered pursuant to Section 2.02 in respect of such Series (“covenant defeasance”)), provided that the following conditions shall have been satisfied:

(a) the Company shall have deposited or caused to be irrevocably deposited (except as provided in Section 8.02(c) and Section 8.05) with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of the Securities of such Series (i) in the case of Securities of such Series denominated in Dollars, cash in Dollars and/or U.S. Government Obligations, or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Obligations, in each case which through the payment of interest and principal in respect thereof in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of principal of or interest, if any, on and any mandatory sinking fund payments in respect of, the Securities of such Series, an amount in cash sufficient (which, in the case of U.S. Government Obligations and/or Foreign Government Obligations, shall be determined based on the opinion of a nationally recognized firm of independent public accountants, investment bank or consultants expressed in a written certificate delivered to the Trustee) to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund payments in respect of all the Securities of such Series on the dates such installments of interest or principal and such sinking fund payments are due or, if applicable, any redemption date specified by the Company;

(b) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material instrument or agreement relating to or evidencing indebtedness for borrowed money to which the Company is a party or by which it is bound;

(c) no Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit;

(d) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that beneficial owners of the Securities of such Series will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(e) if the deposit of money and/or U.S. Government Obligations or Foreign Government Obligations shall be sufficient to pay the principal of, interest, if any on and any mandatory sinking fund payments in respect of any or all of the outstanding Securities of such Series provided such Securities are redeemed on a particular redemption date, and if such Securities have not been called for redemption, the Company shall make arrangements reasonably satisfactory to the Trustee for the giving of notice of such redemption in the name, and at the expense of, the Company; and

(f) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each to the effect that all conditions precedent provided for relating to the covenant defeasance contemplated by this Section 8.04 have been complied with.

Section 8.05. Repayment to Company. Subject to applicable law, the Trustee and the Paying Agent shall pay to the Company upon request any money, U.S. Government Obligations and Foreign Government Obligations held by them in trust for the payment of principal, interest, premium, if any, or any sinking fund payment on any Securities and not applied that remains unclaimed for two years after the respective dates such principal, interest or premium, if any, or sinking fund payment on such Securities, as the case may be, shall have become due and payable. After that, Securityholders entitled to the payment thereof must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

Section 8.06. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money deposited with respect to Securities of any Series in accordance with Sections 8.01, 8.03 or 8.04 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture with respect to the Securities of such Series and under the Securities of such Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, Section 8.03 and/or Section 8.04, as applicable, until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.01, Section 8.03 and/or Section 8.04, as applicable; provided, however, that if the Company has made any payment of principal of or interest or premium on or any sinking fund payments with respect to any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

Section 8.07. Release of Other Obligations. Upon legal defeasance or covenant defeasance of the Securities of any Series or if the Company shall effect satisfaction and discharge of this Indenture with respect to the Securities of any Series pursuant to Section 8.01, then all guarantees, if any, of the Securities of such Series shall be automatically released and terminated, all guarantors, if any, of the Securities of such Series shall be automatically released and discharged from all of their obligations under this Indenture, their respective guarantees of the Securities of such Series and any other instruments or agreements creating or evidencing such guarantees, all collateral, if any, for the Securities of such Series (other than the money and/or U.S. Government Obligations or Foreign Government Obligations, as the case may be, deposited to effect such legal defeasance, covenant defeasance or satisfaction and discharge, as the case may be, in respect of the Securities of such Series pursuant to Section 8.01, 8.03 or 8.04, as the case may be) shall be automatically released and all Liens on such collateral (other than Liens on such money and/or U.S. Government Obligations or Foreign Government Obligations deposited as aforesaid) securing the Securities of such Series shall be automatically released and terminated, all without any action by the Company, any Holder or the Trustee; provided that the Trustee agrees to take such action as the Company may reasonably request in order to evidence or effectuate the release, discharge and termination of any such guarantees, guarantors, collateral and Liens upon receipt of an Officers’ Certificate and Opinion of Counsel delivered pursuant to Section 10.04.

ARTICLE 9

AMENDMENTS AND WAIVERS

Section 9.01. Without Consent of Holders. The Company and the Trustee may enter into a supplemental indenture in order to amend or supplement this Indenture with respect to Securities of one or more Series or amend or supplement the Securities of one or more Series without notice to or the consent of any Securityholder to:

(a) to evidence the succession of another person to the Company, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of the Company pursuant to Article 5 hereof, or to evidence the assumption by a corporation, as a co-obligor under this Indenture and the Securities, of the covenants, agreements and obligations of the Company pursuant to Article 5;

(b) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any Series of Securities (and if such covenants are to be for the benefit of less than all Series of Securities, stating that such covenants are expressly being included for the benefit of such Series) as the Board of Directors of the Company shall consider to be for the protection of the Holders of such Securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

(c) to conform the terms of Securities of any Series to the description thereof in the applicable offering document used in connection with the offering of such Securities of such Series; provided that any amendment made solely to conform the provisions of this Indenture to the description of the Securities contained in the prospectus or other offering document pursuant to which such Securities were sold will not be deemed to adversely affect the interests of the Holders of the Securities;

(d) to establish the forms or terms of Securities of any Series as permitted by Sections 2.01 and 2.01;

(e) to cure any ambiguity, to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture that do not adversely affect the interests of the Securityholders of any Securities of such Series in any material respect;

(f) to modify or amend this Indenture to permit the qualification of this Indenture or any indentures supplemental hereto under the Trust Indenture Act as then in effect;

(g) to provide for the issuance of additional Securities of any Series of Securities;

(h) to provide for the exchange of any Global Securities for Physical Securities of the same Series issued under this Indenture in the circumstances permitted by the terms of this Indenture and such Securities, and to make all appropriate changes to this Indenture for such purpose;

(i) to add to, change or eliminate any of the provisions contained herein or in any indentures supplemental hereto in respect of one or more Series of Securities; provided that any such addition, change or elimination (i) shall not apply to, or modify the rights of any Holder of, any Security of any Series created prior to the execution of such supplemental indenture, or (ii) shall become effective only when no Securities of any Series created prior to the execution of such supplemental indenture are Outstanding;

(j) to add guarantees with respect to the Securities of any Series or to secure the Securities of any Series; and

(k) to evidence and provide for the acceptance of appointment hereunder by a successor or separate trustee with respect to the Securities of one or more Series or to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 7.08.

Section 9.02. With Consent of Holders. Subject to Section 9.03 and Section 9.05, the Company and the Trustee may enter into a supplemental indenture for the purpose of supplementing or amending in any manner this Indenture with respect to the Securities of any Series, or supplementing or amending the Securities of any Series, with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities of such Series affected by such supplement or amendment, voting as a single class (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series); provided that no such consent of Holders shall be required in respect of any supplement or amendment permitted by Section 9.01 hereof; and provided, further, that any such supplement or amendment affecting more than one Series of Securities may be set forth in a single supplemental indenture. Without limitation to Section 6.13 and subject to Section 9.03, the Holders of at least a majority in aggregate principal amount of the outstanding Securities of any Series by written notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series) may, on behalf of the Holders of all Securities of that Series, waive compliance by the Company with covenants or other provisions of this Indenture and the Securities of such Series (including, without limitation, covenants and provisions that may be set forth in a Board Resolution and Officers’ Certificate or supplemental indenture).

Holders of the Securities of any Series shall vote as a separate class with respect to modifications or amendments that affect only the Securities of such Series, and the Holders of other Series of Securities shall not have any voting rights with respect to such matters as they relate to the Securities of such Series.

Upon the request of the Company, accompanied by the Board Resolutions authorizing the execution and delivery of any such supplemental indenture pursuant to this Section 9.02, and upon the filing with the Trustee of evidence of the consent of Securityholders, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders of Securities under this Section 9.02 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. After a supplemental indenture or waiver under this Section 9.02 becomes effective, the Company shall deliver to the Holders of Securities affected thereby, a notice briefly describing the supplemental indenture or waiver. Any failure by the Company to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03. Limitations. Subject to Section 9.05, an amendment, supplement or waiver pursuant to Section 9.02 affecting the Securities of any Series may not, without the consent of the affected Holders:

(a) change the Stated Maturity of principal of, or any installment of principal of or interest on, any Security;

(b) in the case of any Series of subordinated Securities, modify the subordination provisions of that Series of subordinated Securities in a manner materially adverse to the Holders of that Series of subordinated Securities;

(c) adversely affect the right of any Holder of the Securities to convert or exchange any Security into or for the Company’s common stock or other securities in accordance with the terms of such Security;

(d) reduce the rate of or extend the time of payment of interest, if any, on any Security, or alter the manner of calculation of interest payable on any Security (except as part of any remarketing of the Securities of any Series) or any interest rate reset with respect to the Securities of any Series, in each case in accordance with the terms of the Securities of such Series;

(e) reduce the principal amount or premium, if any, on any Security;

(f) make the principal amount or premium, if any, or interest on any Security, payable in any coin or currency other than that provided in any Security;

(g) reduce the percentage in aggregate principal amount of outstanding Securities of any Series, the Holders of which are required to consent to any such supplemental indenture or any waiver of any past default or Event of Default pursuant to Section 6.13;

(h) change any place of payment where the Securities of any Series or interest thereon is payable;

(i) modify the interest rate reset provision of any Security;

(j) impair the right of any Holder of a Security to receive payment of the principal of, or premium, if any, or interest on any Security on or after the respective due dates for such principal, premium or interest, or to institute suit for the enforcement of any such payment, or reduce the amount of the principal of a Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 6.01, or adversely affect the right of repayment, if any, at the option of the Holder, or extend the time for, or reduce the amount of, any payment to any sinking fund or analogous obligation relating to any Security; or

(k) modify any provision of Section 6.13 or this Section 9.03 (except to increase the percentage in aggregate principal amount of outstanding Securities whose Holders must consent to an amendment, or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security of the Series affected by the modification or waiver).

Section 9.04. Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Securities of one or more Series shall be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.

Section 9.05. Revocation and Effect of Consents. Until an amendment or supplement is set forth in a supplemental indenture or a waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his or her Security or portion of a Security if the Trustee receives the notice of revocation before the date of the supplemental indenture or the date the waiver becomes effective.

Any amendment, supplement or waiver once effective shall bind every Securityholder of each Series affected by such amendment, supplement or waiver unless it is of the type or relates to any matters described in any of clauses (a) through (j) of Section 9.03. In that case then, anything herein to the contrary notwithstanding, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Section 9.06. Notation on or Exchange of Securities. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security of any Series thereafter authenticated. The Company in exchange for Securities of that Series may issue and the Trustee shall authenticate upon Company Request new Securities of that Series that reflect the amendment, supplement or waiver.

Section 9.07. Trustee Protected. In executing, or accepting the additional trusts created by any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel to the effect that the execution of such supplemental indenture is authorized or permitted by this Indenture, that all conditions precedent thereto under this Indenture have been satisfied, and, with respect to such Opinion of Counsel, that the supplemental indenture is the legal, valid and binding obligation of the Company. The Trustee shall sign all supplemental indentures, except that the Trustee need not sign any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

ARTICLE 10

MISCELLANEOUS

Section 10.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

Section 10.02. Notices. Except as otherwise set forth herein, any notice or communication by the Company or the Trustee to the other, or by a Holder to the Company or the Trustee, is duly given if in writing and delivered in person or by overnight courier or five days after it is mailed by first class mail or when transmitted by facsimile transmission (confirmed, in the case of facsimile transmission, by delivery in person or by overnight courier no later than the next day), provided, however, that notices to the Trustee shall only be deemed duly given upon actual receipt thereof:

if to the Company:

Amdocs Limited

Hirzel House, Smith Street

St. Peter Port, Guernsey, GY1 2NG

Attention: Matthew E. Smith

Telephone: (314) 212-8328

if to the Trustee:

The Bank of New York Mellon

240 Greenwich Street, Floor 7 East

New York, New York 10286

Attention: Global Corporate Trust Administration

The Company or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.

The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such instructions or directions. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Except as otherwise set forth in this Indenture and except as may otherwise be provided with respect to the Securities of any Series pursuant to Section 2.02, any notice or communication to a Securityholder of a Physical Security shall be mailed by first-class mail, sent by overnight courier or hand delivery, transmitted by email or transmitted by facsimile transmission to his or her address shown on the register kept by the Registrar; provided that if the Securityholder to which any such notice or communication is to be mailed, delivered or otherwise transmitted is a Depositary or its nominee, such notice or communication may instead be given by such other means as may be required or permitted by the procedures of such Depositary. Failure to deliver a notice or communication to a Securityholder of any Series or any defect in it shall not affect its sufficiency with respect to other Securityholders of that or any other Series.

If a notice or communication is delivered in the manner provided above or as otherwise provided in this Indenture, within the time prescribed, it is duly given, whether or not the Securityholder receives it.

If the Company delivers a notice or communication to Securityholders, it shall deliver a copy to the Trustee and each Agent at the same time.

Section 10.03. Communication by Holders with Other Holders. Securityholders of any Series may communicate pursuant to TIA § 312(b) with other Securityholders of that Series or any other Series with respect to their rights under this Indenture or the Securities of that Series or all Series. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 10.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel to the effect that, in the opinion of such counsel, all such conditions precedent provided for in this Indenture relating to the proposed action have been complied with, unless such requirement has been waived or is not required by the Trustee.

Section 10.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a) a statement that the person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 10.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or a meeting of Securityholders of one or more Series. Any Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.07. Legal Holidays. Unless otherwise provided pursuant to Section 2.02 for a Series of Securities, if any interest payment date, redemption date, Maturity or other date on which any payment on any Security is due is not a Business Day, then payment of the principal and interest, if any, as the case may be, due on such Security on such interest payment date, redemption date, Maturity or other date, as the case may be, need not be made on such interest payment date, redemption date, Maturity or other date, as the case may be, but may be made on the next succeeding Business Day with the same force and effect as if made on such interest payment date, redemption date, Maturity or other date, as the case may be, and no interest will accrue on such payment for the period from and after such interest payment date, redemption date, Maturity or other date, as the case may be.

Section 10.08. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

Section 10.09. Counterparts. This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 10.10. Governing Law; Waiver of Jury Trial; Submission to Jurisdiction; Waiver of Immunity. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

THE COMPANY AND THE TRUSTEE EACH HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Any legal suit, action or proceeding arising out of or based upon this Indenture, the Securities or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The Company and the Trustee each hereby irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (x) Guernsey or any political subdivision thereof, (y) The United States of America or the State of New York or (z) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to itself or its property and assets or this Indenture, the Company hereby irrevocably waives such immunity in respect of its obligations under this Indenture to the fullest extent permitted by applicable law.

Section 10.11. Appointment of Agent for Service. The Company has designated and appointed Amdocs, Inc., 1390 Timberlake Manor Parkway, Chesterfield, Missouri 63017, as its authorized agent (the “Authorized Agent”), upon which process may be served in any suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York arising out of or relating to the Securities or this Indenture, but for that purpose only, and agrees that service of process upon said Authorized Agent shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York, New York. Such appointment shall be irrevocable so long as any of the Securities remain outstanding until the appointment of a successor by the Company and such successor’s acceptance of such appointment; provided, that, if any such successor Authorized Agent is another Subsidiary of the Company, such Subsidiary shall be organized under the laws of The United States of America, any State thereof or the District of Columbia. Upon such acceptance, the Company shall notify the Trustee of the name and address of such successor. If Amdocs, Inc. ceases to be a Subsidiary of the Company for any reason or is no longer incorporated under the laws of The United States of America, any State thereof or the District of Columbia, the Company shall designate and appoint a successor Authorized Agent that is organized under the laws of The United States of America, any State thereof or the District of Columbia. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said Authorized Agent in full force and effect so long as any of the Securities shall be outstanding. The Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Company to take any such action.

Section 10.12. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than Dollars, to the fullest extent permitted by law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee or any Holder could purchase Dollars with such other currency in The City of New York on the Business Day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to the Trustee and the Holders shall, notwithstanding any judgment in a currency other than Dollars, not be discharged until the first Business Day following receipt by the Trustee or the Holders of any sum in such other currency, and only to the extent that the Trustee or such Holders may in accordance with normal banking procedures purchase Dollars with such other currency. If the Dollars so purchased are less than the sum originally due to the Trustee or the Holders, the Company will indemnify the Trustee and such Holders against such loss. If the Dollars so purchased are greater than the sum originally due to the Trustee or the Holders, the Trustee and the Holders hereby agree to pay to the Company an amount equal to the excess of the Dollars so purchased over the sum originally due to such person.

Section 10.13. No Adverse Interpretation of Other Agreements. To the extent permitted by applicable law, this Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company and any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.14. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 10.15. Severability. To the extent permitted by applicable law, in case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.16. Table of Contents, Headings, Etc. The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Indenture and in any Securities have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof or thereof.

Section 10.17. Securities in a Composite Currency, Currency Unit or Foreign Currency. Unless otherwise provided pursuant to Section 2.02 of this Indenture with respect to a particular Series of Securities, whenever for purposes of this Indenture any consent, notice, waiver or other action may be taken or given by the Holders of a specified percentage in aggregate principal amount of Securities of one or more Series at the time outstanding and, at such time, all the outstanding Securities of such Series are not denominated in the same currency or currency unit, then the principal amount (which, in the case of Discount Securities, shall be determined as provided in the last paragraph of Section 2.09 hereof) of Securities of such Series which shall be deemed to be outstanding for the purpose of giving any consent, notice or waiver or taking any other action under this Indenture or the Securities of such Series shall be (except in the case of any such Securities denominated in Dollars) that amount of Dollars that could be obtained for such principal amount (or other amount, as the case may be) at the Market Exchange Rate at such time. For purposes of this Section 10.17, “Market Exchange Rate” shall mean the noon Dollar buying rate in New York City for cable transfers of such currency or currencies as published by the Federal Reserve Bank of New York, as of the most recent available date. If such Market Exchange Rate is not available for any reason with respect to any such currency, the Company shall use, in its sole discretion, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations or rates of exchange from one or more major banks in The City of New York or in the country of issue of the currency in question, which for purposes of Euros shall be Brussels, Belgium, or such other quotations or rates of exchange as the Company shall deem appropriate.

The Company may, at its option, appoint an agent to obtain the Market Exchange Rate (or alternative rate) and to perform the relevant calculations with respect to any Securities denominated in a currency or currencies other than Dollars. All decisions and determinations of the Company or any such agent regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in its sole discretion and shall, in the absence of manifest error, to the extent permitted by law, be conclusive for all purposes and irrevocably binding upon the Company and all Holders.

Section 10.18. Force Majeure. In no event will the Trustee or any Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any present or future law or regulation or government authority, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics, pandemics, interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, it being understood that, the Trustee and each Agent will use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 10.19. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee is required to obtain, verify, and record information that identifies each person that establishes a relationship or opens an account with the Trustee. The Company agrees that it will provide the Trustee with such information as the Trustee may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act. For purposes of this Section 10.19, “U.S.A. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as amended, and signed into law October 26, 2001. The provisions of this Section 10.19 are for the sole and exclusive benefit of the Trustee and no failure by the Company to comply with, or any breach of, this Section 10.19 shall constitute a Default, Event of Default or other default with respect to the Securities of any Series or under this Indenture, nor shall any person other than the Company and the Trustee have any rights under this Section 10.19.

Section 10.20. Withholdings and Deductions. The Trustee and each Paying Agent will be entitled to make any withholding or deduction from payments to the extent necessary to comply with applicable law for which the Trustee and each Paying Agent shall not have any liability to the Company or any Holder or beneficial owner of the Securities.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

AMDOCS LIMITED

By:	/s/ Matthew Smith
Name: Matthew Smith
Title:Secretary

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
Name:Francine Kincaid
Title:Vice President

[Signature Page to Base Indenture]